UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2008

RENEWAL FUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27592	22-1436279
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 North Farwell Avenue, Milwaukee, Wisconsin 53202
(Address of principal executive offices) (Zip Code)

Copies to:
Thomas A. Rose, Esq.
Andrew M. Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities

On April 21, 2008, Renewal Plantations Inc. (“Renewal Plantations”), a subsidiary of Renewal Fuels, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with Phoenix Investors, LLC (“Phoenix”), a stockholder of the Company.  Phoenix’s managing member is David Marks, the Company’s sole member of the Board of Directors.  Subject to the terms and conditions of the Agreement, Phoenix will provide funds of up to $500,000 (the “Loan” and all amounts loaned pursuant to the Agreement will hereinafter be referred to as “Term Loans”) from time to time upon the written request of Renewal Plantations.  The lending of any funds pursuant to the Agreement shall be in the sole discretion of Phoenix and shall be dependent on, among other things, receipt of the following, all of which shall be to the satisfaction of the lender: detailed use of proceeds, budget, timelines for application of proceeds and milestone requirements.

Pursuant to the Agreement, all accrued interest on all Term Loans shall be payable on the first day of each month.  Outstanding principal and all accrued but unpaid interest of the Term Loans shall be repaid on July 15, 2008 (the “Maturity Date”).  The Term Loans shall be evidenced by the promissory note.

Pursuant to the Agreement, all Term Loans shall bear  interest at 13% based on the actual number of days elapsed in a year of 360 days (the “Interest Rate”); provided, that after the occurrence of an Event of Default (as defined in Item 6.1 of the Agreement), all Term Loans and other monetary obligations shall, at Phoenix’s option, bear interest at a rate per annum equal to four percent (4%) in excess of the rate otherwise applicable thereto (the “Default Rate”) until paid in full (notwithstanding the entry of any judgment against Renewal Plantations or the exercise of any other right or remedy by Phoenix), and all such interest shall be payable on demand.  The Term Loans are secured by all of Renewal Plantations’ assets.

In connection with the Loan made pursuant to the Agreement, Phoenix shall (i) be paid a loan original fee of $50,000; and (ii) receive warrants to purchase 20,000,000 shares of the common stock of the Company, which is the parent corporation of Renewal Plantations.  The warrants are exercisable for a period of five years at an exercise price of $0.05 per share and may be exercised on a cashless basis.

Item 5.02 Departure of Directors or Principal Officers; Election of Director; Appointment of Principal Officers

 On April 15, 2008, John King resigned from his positions as Chief Executive Officer and Chief Financial Officer of the Company, including all affiliates and subsidiaries thereof.

On April 15, 2008, Bryan Chance, age 38, was appointed as Chief Executive Officer and Chief Financial Officer of the Company.  Mr. Chance has served as Chief Financial Officer of Titan Global Holdings, Inc. since January 24, 2006 and as President and Chief Executive Officer since August 18, 2006.  Prior to his roles at Titan Global Holdings, Inc. Mr. Chance was the Chairman and Chief Executive Officer of Sigma Global Corporation and its predecessor company, Sigma RX since its inception in 2002.  Prior to founding Sigma RX, Mr. Chance served as Chief Financial Officer for Aslung Pharmaceutical, a privately held generic pharmaceutical manufacturing company specializing in inhalation medications for the respiratory marketplace, from 2000 to 2002. Mr. Chance has also held financial and mergers and acquisition leadership positions in companies such as Caresouth, Nursefinders, Home Health Corporation of America, the Baylor Healthcare System, Columbia/HCA and Price Waterhouse, LLP.  Mr. Chance received his Bachelor’s degree from the University of Tennessee in 1992.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Loan and Security Agreement, April 21, 2008, by and between Renewal Plantations, Inc. and Phoenix Investors, LLC. with Form of Term Note attached as Exhibit A.
10.2	Warrant to purchase 20,000,000 shares of Common Stock of Renewal Fuels, Inc. dated April 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEWAL FUELS, INC .

Dated: April 21, 2008	By:	/s/ Bryan Chance
Name: Bryan Chance
Title: Chief Executive Officer and Chief Financial Officer